Exhibit 99.1

Palomar Holdings, Inc. Reports Second Quarter 2024 Results

LA JOLLA, Calif. (August 5, 2024) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $25.7 million, or $1.00 per diluted share, for the second quarter of 2024 compared to net income of $17.6 million, or $0.69 per diluted share, for the second quarter of 2023. Adjusted net income(1) was $32.0 million, or $1.25 per diluted share, for the second quarter of 2024 as compared to $21.8 million, or $0.86 per diluted share, for the second quarter of 2023.

Second Quarter 2024 Highlights

●	Gross written premiums increased by 40.4% to $385.2 million compared to $274.3 million in the second quarter of 2023
●	Net income of $25.7 million, compared to $17.6 million in the second quarter of 2023
●	Adjusted net income(1) of $32.0 million, compared to $21.8 million in the second quarter of 2023
●	Total loss ratio of 24.9% compared to 21.5% in the second quarter of 2023
●	Combined ratio of 79.1% compared to 79.0% in the second quarter of 2023
●	Adjusted combined ratio(1) of 73.1%, compared to 72.2%, in the second quarter of 2023
●	Annualized return on equity of 19.9%, compared to 17.2% in the second quarter of 2023
●	Annualized adjusted return on equity(1) of 24.7%, compared to 21.3% in the second quarter of 2023

(1)         See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, "I am very pleased with our second quarter results as we achieved record gross written premium and adjusted net income during the quarter. Additionally, our profitable growth remained robust with gross written premium and adjusted net income increasing 40% and 47%, respectively, year-over-year. Beyond the strong financial results achieved during the quarter, we had several other accomplishments including but not limited to: successfully placing our core excess of loss reinsurance program at June 1st on terms that were better than anticipated, bringing on several new leaders who will help scale the Company and execute our Palomar 2X strategy, and AM Best upgrading our Financial Strength Rating to an A."

Mr. Armstrong continued, “We introduced our Palomar 2X strategy at our investor day in 2022 with designs of doubling our underwriting income over a three-to-five-year time frame while generating an adjusted ROE in excess of 20%. Our second quarter results and our further raising of adjusted net income guidance for the year clearly demonstrates that we are tracking ahead of these ambitious goals.”

Underwriting Results

Gross written premiums increased 40.4% to $385.2 million compared to $274.3 million in the second quarter of 2023, while net earned premiums increased 47.1% compared to the prior year’s second quarter.

Losses and loss adjustment expenses for the second quarter were $30.4 million, comprised of $27.0 million of attritional losses and $3.4 million of catastrophe losses from severe convective storms. The loss ratio for the quarter was 24.9%, comprised of an attritional loss ratio of 22.1% and a catastrophe loss ratio(1) of 2.8%, compared to a loss ratio of 21.5% during the same period last year comprised of an attritional loss ratio of 18.9% and a catastrophe loss ratio(1) of 2.6%.

Underwriting income(1) for the second quarter was $25.6 million resulting in a combined ratio of 79.1% compared to underwriting income of $17.4 million resulting in a combined ratio of 79.0% during the same period last year. The Company’s adjusted underwriting income(1) was $32.9 million resulting in an adjusted combined ratio(1) of 73.1% in the second quarter compared to adjusted underwriting income(1) of $23.1 million and an adjusted combined ratio(1) of 72.2% during the same period last year.

Investment Results

Net investment income increased by 43.7% to $8.0 million compared to $5.5 million in the prior year’s second quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended June 30, 2024 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.73 years at June 30, 2024. Cash and invested assets totaled $777.9 million at June 30, 2024. During the second quarter, the Company recorded immaterial net realized and unrealized gains related to its investment portfolio as compared to net realized and unrealized gains of $1.1 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended June 30, 2024 was 22.9% compared to 23.7% for the three months ended June 30, 2023. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the non-deductible executive compensation expense.

Stockholders’ Equity and Returns

Stockholders' equity was $532.6 million at June 30, 2024, compared to $413.7 million at June 30, 2023. For the three months ended June 30, 2024, the Company’s annualized return on equity was 19.9% compared to 17.2% for the same period in the prior year while adjusted return on equity(1) was 24.7% compared to 21.3% for the same period in the prior year. There were no share repurchases during the three months ended June 30, 2024.

Full Year 2024 Outlook

For the full year 2024, the Company is increasing its guidance range and now expects to achieve adjusted net income of $124 million to $130 million. This range includes $6.8 million of catastrophe losses incurred during the six months ended June 30, 2024 and additional catastrophe losses incurred during the third quarter of 2024 of approximately $5 million to $7 million related to Hurricanes Beryl and Debby.

Conference Call

As previously announced, Palomar will host a conference call Tuesday, August 6, 2024, to discuss its second quarter 2024 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Second Quarter 2024 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on August 6, 2024, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13747528. The replay will be available until 11:59 p.m. (Eastern Time) on August 13, 2024.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc.,  Palomar Excess and Surplus Insurance Company (“PESIC”), and Palomar Underwriters Exchange Organization, Inc. Palomar's consolidated results also include Laulima Reciprocal Exchange, a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended
	June 30,
	2024	2023	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$385,184	$274,296	$110,888	40.4%
Ceded written premiums	(209,181)	(169,109)	(40,072)	23.7%
Net written premiums	176,003	105,187	70,816	67.3%
Net earned premiums	122,285	83,107	39,178	47.1%
Commission and other income	792	621	171	27.5%
Total underwriting revenue (1)	123,077	83,728	39,349	47.0%
Losses and loss adjustment expenses	30,431	17,905	12,526	70.0%
Acquisition expenses, net of ceding commissions and fronting fees	35,806	26,057	9,749	37.4%
Other underwriting expenses	31,233	22,350	8,883	39.7%
Underwriting income (1)	25,607	17,416	8,191	47.0%
Interest expense	(225)	(1,064)	839	(78.9)%
Net investment income	7,960	5,541	2,419	43.7%
Net realized and unrealized gains on investments	32	1,127	(1,095)	(97.2)%
Income before income taxes	33,374	23,020	10,354	45.0%
Income tax expense	7,645	5,458	2,187	40.1%
Net income	$25,729	$17,562	$8,167	46.5%
Adjustments:
Net realized and unrealized gains on investments	(32)	(1,127)	1,095	(97.2)%
Expenses associated with transactions	472	—	472	—%
Stock-based compensation expense	3,968	3,697	271	7.3%
Amortization of intangibles	389	389	—	—%
Expenses associated with catastrophe bond	2,483	1,590	893	56.2%
Tax impact	(1,029)	(317)	(712)	224.6%
Adjusted net income (1)	$31,980	$21,794	$10,186	46.7%
Key Financial and Operating Metrics
Annualized return on equity	19.9%	17.2%
Annualized adjusted return on equity (1)	24.7%	21.3%
Loss ratio	24.9%	21.5%
Expense ratio	54.2%	57.5%
Combined ratio	79.1%	79.0%
Adjusted combined ratio (1)	73.1%	72.2%
Diluted earnings per share	$1.00	$0.69
Diluted adjusted earnings per share (1)	$1.25	$0.86
Catastrophe losses	$3,441	$2,159
Catastrophe loss ratio (1)	2.8%	2.6%
Adjusted combined ratio excluding catastrophe losses (1)	70.3%	69.6%
Adjusted underwriting income (1)	$32,919	$23,092	$9,827	42.6%
NM - not meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Six Months Ended
	June 30,
	2024	2023	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$753,262	$524,407	$228,855	43.6%
Ceded written premiums	(437,352)	(339,453)	(97,899)	28.8%
Net written premiums	315,910	184,954	130,956	70.8%
Net earned premiums	230,151	166,347	63,804	38.4%
Commission and other income	1,320	1,316	4	0.3%
Total underwriting revenue (1)	231,471	167,663	63,808	38.1%
Losses and loss adjustment expenses	57,268	38,557	18,711	48.5%
Acquisition expenses, net of ceding commissions and fronting fees	67,604	51,736	15,868	30.7%
Other underwriting expenses	56,036	41,572	14,464	34.8%
Underwriting income (1)	50,563	35,798	14,765	41.2%
Interest expense	(965)	(2,084)	1,119	(53.7)%
Net investment income	15,098	10,661	4,437	41.6%
Net realized and unrealized gains on investments	3,034	1,273	1,761	138.3%
Income before income taxes	67,730	45,648	22,082	48.4%
Income tax expense	15,619	10,774	4,845	45.0%
Net income	$52,111	$34,874	$17,237	49.4%
Adjustments:
Net realized and unrealized gains on investments	(3,034)	(1,273)	(1,761)	138.3%
Expenses associated with transactions	472	—	472	—%
Stock-based compensation expense	7,789	7,147	642	9.0%
Amortization of intangibles	779	703	76	10.8%
Expenses associated with catastrophe bond	2,483	1,640	843	51.4%
Tax impact	(825)	(857)	32	(3.7)%
Adjusted net income (1)	$59,775	$42,234	$17,541	41.5%
Key Financial and Operating Metrics
Annualized return on equity	20.8%	17.5%
Annualized adjusted return on equity (1)	23.8%	21.2%
Loss ratio	24.9%	23.2%
Expense ratio	53.1%	55.3%
Combined ratio	78.0%	78.5%
Adjusted combined ratio (1)	73.0%	72.8%
Diluted earnings per share	$2.04	$1.37
Diluted adjusted earnings per share (1)	$2.34	$1.66
Catastrophe losses	$6,800	$3,965
Catastrophe loss ratio (1)	3.0%	2.4%
Adjusted combined ratio excluding catastrophe losses (1)	70.1%	70.4%
Adjusted underwriting income (1)	$62,086	$45,288	$16,798	37.1%

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	June 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $723,940 in 2024; $675,130 in 2023)	$687,138	$643,799
Equity securities, at fair value (cost: $32,987 in 2024; $43,003 in 2023)	37,761	43,160
Equity method investment	2,351	2,617
Other investments	2,641	—
Total investments	729,891	689,576
Cash and cash equivalents	47,840	51,546
Restricted cash	179	306
Accrued investment income	5,930	5,282
Premiums receivable	357,267	261,972
Deferred policy acquisition costs, net of ceding commissions and fronting fees	82,486	60,990
Reinsurance recoverable on paid losses and loss adjustment expenses	33,309	32,172
Reinsurance recoverable on unpaid losses and loss adjustment expenses	347,840	244,622
Ceded unearned premiums	303,477	265,808
Prepaid expenses and other assets	86,590	72,941
Deferred tax assets, net	9,450	10,119
Property and equipment, net	253	373
Goodwill and intangible assets, net	11,537	12,315
Total assets	$2,016,049	$1,708,022
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$52,052	$42,376
Reserve for losses and loss adjustment expenses	466,601	342,275
Unearned premiums	720,528	597,103
Ceded premium payable	231,182	181,742
Funds held under reinsurance treaty	13,080	13,419
Income taxes payable	—	7,255
Borrowings from credit agreements	—	52,600
Total liabilities	1,483,443	1,236,770
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 24,984,638 and 24,772,987 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	3	3
Additional paid-in capital	363,904	350,597
Accumulated other comprehensive loss	(28,055)	(23,991)
Retained earnings	196,754	144,643
Total stockholders' equity	532,606	471,252
Total liabilities and stockholders' equity	$2,016,049	$1,708,022

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss) (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Gross written premiums	$385,184	$274,296	$753,262	$524,407
Ceded written premiums	(209,181)	(169,109)	(437,352)	(339,453)
Net written premiums	176,003	105,187	315,910	184,954
Change in unearned premiums	(53,718)	(22,080)	(85,759)	(18,607)
Net earned premiums	122,285	83,107	230,151	166,347
Net investment income	7,960	5,541	15,098	10,661
Net realized and unrealized gains on investments	32	1,127	3,034	1,273
Commission and other income	792	621	1,320	1,316
Total revenues	131,069	90,396	249,603	179,597
Expenses:
Losses and loss adjustment expenses	30,431	17,905	57,268	38,557
Acquisition expenses, net of ceding commissions and fronting fees	35,806	26,057	67,604	51,736
Other underwriting expenses	31,233	22,350	56,036	41,572
Interest expense	225	1,064	965	2,084
Total expenses	97,695	67,376	181,873	133,949
Income before income taxes	33,374	23,020	67,730	45,648
Income tax expense	7,645	5,458	15,619	10,774
Net income	$25,729	$17,562	$52,111	$34,874
Other comprehensive income, net:
Net unrealized (losses) gains on securities available for sale	(1,550)	(3,685)	(4,064)	1,789
Net comprehensive income	$24,179	$13,877	$48,047	$36,663
Per Share Data:
Basic earnings per share	$1.03	$0.71	$2.09	$1.40
Diluted earnings per share	$1.00	$0.69	$2.04	$1.37

Weighted-average common shares outstanding:
Basic	24,946,987	24,833,852	24,904,677	24,901,403
Diluted	25,617,916	25,309,526	25,554,445	25,384,409

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended June 30,
	2024		2023
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product (1)
Earthquake	$135,029	35.1%	$107,929	39.3%	$27,100	25.1%
Fronting	95,896	24.9%	79,724	29.1%	16,172	20.3%
Inland Marine and Other Property	93,453	24.3%	69,779	25.4%	23,674	33.9%
Casualty	58,605	15.2%	16,376	6.0%	42,229	257.9%
Crop	2,201	0.6%	488	0.2%	1,713	NM
Total Gross Written Premiums	$385,184	100.0%	$274,296	100.0%	$110,888	40.4%
NM - not meaningful

	Six Months Ended June 30,
	2024		2023
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP	Change	Change
Product (1)
Earthquake	$240,759	32.0%	$201,424	38.4%	$39,335	19.5%
Fronting	190,727	25.3%	171,479	32.7%	19,248	11.2%
Inland Marine and Other Property	170,329	22.6%	122,484	23.4%	47,845	39.1%
Casualty	110,539	14.7%	28,532	5.4%	82,007	287.4%
Crop	40,908	5.4%	488	0.1%	40,420	NM
Total Gross Written Premiums	$753,262	100.0%	$524,407	100.0%	$228,855	43.6%
NM - not meaningful

(1) - Beginning in 2024, the Company has updated the categorization of its products to align with management's current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$183,396	47.6%	$157,057	57.3%	$340,614	45.2%	$288,946	55.1%
Florida	29,796	7.7%	12,664	4.6%	43,720	5.8%	24,760	4.7%
Texas	28,600	7.4%	25,231	9.2%	69,396	9.2%	48,441	9.2%
Hawaii	18,235	4.7%	12,228	4.5%	30,751	4.1%	22,333	4.3%
Washington	13,063	3.4%	13,645	5.0%	25,066	3.3%	25,617	4.9%
New York	7,980	2.1%	3,785	1.4%	16,010	2.1%	7,656	1.5%
Oregon	5,776	1.5%	5,907	2.2%	12,851	1.7%	12,687	2.4%
Michigan	5,008	1.3%	848	0.3%	6,711	0.9%	1,711	0.3%
Other	93,330	24.2%	42,931	15.7%	208,143	27.6%	92,256	17.6%
Total Gross Written Premiums	$385,184	100.0%	$274,296	100.0%	$753,262	100.0%	$524,407	100.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$193,709	50.3%	$159,846	58.3%	$416,366	55.3%	$310,550	59.2%
PESIC	177,109	46.0%	114,450	41.7%	313,603	41.6%	213,857	40.8%
Laulima	14,366	3.7%	—	—%	23,293	3.1%	—	—%
Total Gross Written Premiums	$385,184	100.0%	$274,296	100.0%	$753,262	100.0%	$524,407	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$326,964	$242,189	$84,775	35.0%	$629,835	$467,432	$162,403	34.7%
Ceded earned premiums	(204,679)	(159,082)	(45,597)	28.7%	(399,684)	(301,085)	(98,599)	32.7%
Net earned premiums	$122,285	$83,107	$39,178	47.1%	$230,151	$166,347	$63,804	38.4%

Net earned premium ratio	37.4%	34.3%			36.5%	35.6%

Loss detail

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$3,441	$2,159	$1,282	59.4%	$6,800	$3,965	$2,835	71.5%
Non-catastrophe losses	26,990	15,746	11,244	71.4%	50,468	34,592	15,876	45.9%
Total losses and loss adjustment expenses	$30,431	$17,905	$12,526	70.0%	$57,268	$38,557	$18,711	48.5%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$110,163	$81,366	$97,653	$77,520
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	33,355	18,539	59,688	35,839
Prior years	(2,924)	(634)	(2,420)	2,718
Total incurred	30,431	17,905	57,268	38,557
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	6,861	6,176	11,756	7,569
Prior years	14,972	11,795	24,404	27,208
Total payments	21,833	17,971	36,160	34,777
Reserve for losses and LAE net of reinsurance recoverables at end of period	118,761	81,300	118,761	81,300
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	347,840	216,783	347,840	216,783
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$466,601	$298,083	$466,601	$298,083

Reconciliation of Non-GAAP Financial Measures

For the three and six months ended June 30, 2024 and 2023, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Total revenue	$131,069	$90,396	$249,603	$179,597
Net investment income	(7,960)	(5,541)	(15,098)	(10,661)
Net realized and unrealized gains on investments	(32)	(1,127)	(3,034)	(1,273)
Underwriting revenue	$123,077	$83,728	$231,471	$167,663

Underwriting income and adjusted underwriting income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Income before income taxes	$33,374	$23,020	$67,730	$45,648
Net investment income	(7,960)	(5,541)	(15,098)	(10,661)
Net realized and unrealized gains on investments	(32)	(1,127)	(3,034)	(1,273)
Interest expense	225	1,064	965	2,084
Underwriting income	$25,607	$17,416	$50,563	$35,798
Expenses associated with transactions	472	—	472	—
Stock-based compensation expense	3,968	3,697	7,789	7,147
Amortization of intangibles	389	389	779	703
Expenses associated with catastrophe bond	2,483	1,590	2,483	1,640
Adjusted underwriting income	$32,919	$23,092	$62,086	$45,288

Adjusted net income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Net income	$25,729	$17,562	$52,111	$34,874
Adjustments:
Net realized and unrealized gains on investments	(32)	(1,127)	(3,034)	(1,273)
Expenses associated with transactions	472	—	472	—
Stock-based compensation expense	3,968	3,697	7,789	7,147
Amortization of intangibles	389	389	779	703
Expenses associated with catastrophe bond	2,483	1,590	2,483	1,640
Tax impact	(1,029)	(317)	(825)	(857)
Adjusted net income	$31,980	$21,794	$59,775	$42,234

Annualized adjusted return on equity

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)

Annualized adjusted net income	$127,920	$87,176	$119,550	$84,468
Average stockholders' equity	$517,131	$409,178	$501,928	$399,230
Annualized adjusted return on equity	24.7%	21.3%	23.8%	21.2%

Adjusted combined ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$96,678	$65,691	$179,588	$130,549
Denominator: Net earned premiums	$122,285	$83,107	$230,151	$166,347
Combined ratio	79.1%	79.0%	78.0%	78.5%
Adjustments to numerator:
Expenses associated with transactions	$(472)	$—	$(472)	$—
Stock-based compensation expense	(3,968)	(3,697)	(7,789)	(7,147)
Amortization of intangibles	(389)	(389)	(779)	(703)
Expenses associated with catastrophe bond	(2,483)	(1,590)	(2,483)	(1,640)
Adjusted combined ratio	73.1%	72.2%	73.0%	72.8%

Diluted adjusted earnings per share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands, except per share data)		(in thousands, except per share data)

Adjusted net income	$31,980	$21,794	$59,775	$42,234
Weighted-average common shares outstanding, diluted	25,617,916	25,309,526	25,554,445	25,384,409
Diluted adjusted earnings per share	$1.25	$0.86	$2.34	$1.66

Catastrophe loss ratio

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Losses and loss adjustment expenses	$30,431	$17,905	$57,268	$38,557
Denominator: Net earned premiums	$122,285	$83,107	$230,151	$166,347
Loss ratio	24.9%	21.5%	24.9%	23.2%

Numerator: Catastrophe losses	$3,441	$2,159	$6,800	$3,965
Denominator: Net earned premiums	$122,285	$83,107	$230,151	$166,347
Catastrophe loss ratio	2.8%	2.6%	3.0%	2.4%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$96,678	$65,691	$179,588	$130,549
Denominator: Net earned premiums	$122,285	$83,107	$230,151	$166,347
Combined ratio	79.1%	79.0%	78.0%	78.5%
Adjustments to numerator:
Expenses associated with transactions	$(472)	$—	$(472)	$—
Stock-based compensation expense	(3,968)	(3,697)	(7,789)	(7,147)
Amortization of intangibles	(389)	(389)	(779)	(703)
Expenses associated with catastrophe bond	(2,483)	(1,590)	(2,483)	(1,640)
Catastrophe losses	(3,441)	(2,159)	(6,800)	(3,965)
Adjusted combined ratio excluding catastrophe losses	70.3%	69.6%	70.1%	70.4%

Tangible Stockholders’ equity

	June 30,	December 31,
	2024	2023
	(in thousands)
Stockholders' equity	$532,606	$471,252
Goodwill and intangible assets	(11,537)	(12,315)
Tangible stockholders' equity	$521,069	$458,937